Exhibit 99.1

LYRIS, INC., REPORTS SECOND QUARTER 2012 RESULTS

     (EMERYVILLE, CA), February 9, 2012—Lyris, Inc., (OTCBB: LYRI.OB), the global digital marketing expert, today reported results for the second quarter and first six months of fiscal 2012.

     For the quarter ended December 31, 2011, Lyris reported revenues of $10.6 million, compared to revenues of $10.3 million in the same period a year ago and $9.7 million in the prior quarter.

     On a GAAP basis, Lyris reported a net loss of $10.4 million, or $0.08 per share, in the second quarter of 2012. This compares with a net loss of $357,000, or $0.00 per share, in the second quarter of 2011. Included in the results for the second quarter of fiscal 2012 are non-cash operating expenses of $9.0 million for goodwill impairment, $385,000 for impairment of capitalized software and a one-time, non-recurring charge of $803,000 to reduce the carrying value of trade names of discontinued products. In addition, the company recorded approximately $770,000 in costs related to staff reductions implemented during the quarter.

     On a non-GAAP basis, Lyris reported net income of $384,000, or $0.00 per diluted share, in the second quarter of 2012, compared to non-GAAP net income of $53,000, or $0.00 per diluted share, in the same period a year ago. The components excluded from non-GAAP net income in the second quarter of 2012 included amortization of intangibles of $1.2 million, stock-based compensation expense of $143,000, impairment of goodwill of $9.0 million, impairment of capitalized software of $385,000 and other expense of $11,000. In the second quarter of 2011, non-GAAP net income excluded amortization of intangibles of $524,000, stock-based compensation expense of $179,000, a gain from the reversal of a balanced sheet reserve of $325,000 and other income of $32,000.

     The company said adjusted EBITDA in the second quarter of 2012 was $966,000 compared with adjusted EBITDA of $346,000 in the second quarter of 2011. Adjusted EBITDA is earnings before net interest expenses, taxes, depreciation and amortization expense, non-cash stock-based compensation expense and other income or loss.

     A reconciliation between GAAP and non-GAAP net income and between GAAP net income and adjusted EBITDA can be found in this news release and at www.lyris.com.

     “We are pleased with our financial performance for the quarter, as we experienced a year-over-year increase of nine percent in revenues from our Lyris HQ platform and a seven percent increase in Lyris HQ revenues sequentially. Our results versus the prior quarter also reflect the benefit of seasonality we typically experience in the second quarter due to increased customer activity during the holiday season,” said Wolfgang Maasberg, chief executive officer.

     “We believe the growing adoption of Lyris HQ reflects the value of investments we have made in product enhancements, as well as in sales, marketing and customer service. We have increased the breadth of our customer base and increased average deal size through a stronger focus on the middle market and enterprise organizations.”

     Maasberg said the company has added a number of new clients globally, including Aimia, formerly known as Carlson Marketing, Smith Micro, Christie’s, Six Flags Entertainment and Blue Cross Blue Shield in the U.S., as well as leading brand names in Europe, Asia Pacific and Latin America.

     “As we look to the balance of fiscal 2012, we will be launching a new version of Lyris HQ this summer that incorporates big data capabilities designed to improve the speed, reliability and flexibility of the Lyris HQ messaging platform. We believe these features will represent a disruptive and competitive advantage for us going forward,” he said.

     For the first six months of fiscal 2012, Lyris reported revenues of $20.2 million compared to revenues of $20.4 million in the first six months of 2011.

     On a GAAP basis, Lyris reported a net loss of $11.5 million, or $0.09 per share, in the first six months of 2012, compared to a net loss of $3.6 million, or $0.03 per share, in the same period a year ago. On a non-GAAP basis, the net loss for the six months was $292,000, or $0.00 per share compared with a non-GAAP net loss of $2 million, or $0.02 per share in the year ago period. The components excluded from non-GAAP net income in the first six months of 2012 included stock-based compensation expense of $191,000, amortization of $1.6 million, the impairments noted above of $9.4 and other income of $16,000. In the first six months of 2011, non-GAAP net income excluded stock-based compensation expense of $476,000, amortization of $1.4 million, the gain from the reversal of a balance sheet reserve of $325,000 and other income of $13,000.

     The company said adjusted EBITDA in the first six months of 2012 was $632,000 compared with negative EBITDA of $400,000 in the first six months of 2011.

Conference Call Information

     The company will hold a conference call at 8 a.m., Pacific Daylight Time, (11 a.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 325-2313, passcode 4388469, or via the company’s website at http://www.lyris.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through February 16, at (858) 384-5517, passcode 4388469, and via the company’s website at http://www.lyris.com.

Non-GAAP Financial Measures

     In this release, we use certain non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

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     We believe the calculation of non-GAAP net income (loss) calculated without acquisition-related amortization charges, a non-cash stock-based compensation expense and certain other measures provides a meaningful comparison to our net income (loss) figures. Management does not consider these measures that are excluded to be related to the company’s core operating performance and therefore non-GAAP net income provides a basis for comparison of the company’s operating results across other periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as net income (loss) on a GAAP basis, less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of the company’s cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure required under the rules and regulation promulgated by the U.S. Securities and Exchange Commission.

About Lyris

     Lyris, Inc., is the global digital marketing expert, delivering the perfect blend of technology and industry knowledge to help businesses achieve value with their email marketing campaigns. Lyris’ high performance, secure and flexible email marketing platforms, Lyris HQ and Lyris ListManager (Lyris LM), optimize email efficiency by providing automated email delivery, robust segmentation and integrated social, mobile, search and analytics. The Lyris solutions portfolio is comprised of both in-the-cloud and on-premises email marketing solutions—Lyris HQ, Lyris LM—combined with customer-focused services and support. We understand the unique needs of companies and build solutions for marketers that deliver quantifiable ROI and true business value.

Precautionary Statements Regarding Forward-Looking Information

     Some of the statements in this press release may include forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance. These forward-looking statements, which may apply to us specifically or the email marketing technology and services industry in general, are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments. Statements that include the words, “expects,” “intends,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

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     All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. Certain risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K under the section entitled, “Business-Risk Factors.” This section, along with other sections of our Annual Report, describes some, but not all, of the factors that could actual results to differ significantly from management’s expectations and have a material adverse effect on the businesses, financial condition and common stock of the company. This list of factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our filings with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

     If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Contacts:

Richard McDonald

Director, Investor Relations

(610) 688-3305

rmcdonald@lyris.com

or

Neal B. Rosen

(650) 458-3014

nrosen@astound.net

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Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended
	December 31,
	2011	2010
Revenues:
Subscription revenue	$7,572	$7,931
Support and maintenance revenue	934	944
Professional services revenue	1,378	882
Software revenue	682	577
Total revenues	10,566	10,334
Cost of revenues:
Subscription, software and other services	5,201	4,397
Amortization of developed technology	212	169
Total cost of revenues	5,413	4,566
Gross profit	5,153	5,768
Operating expenses:
Sales & marketing	2,187	3,576
General and administrative	2,359	1,733
Research & development	287	405
Amortization of customer relationship and trade names	1,013	355
Impairment of goodwill	9,000	-
Impairment of capitalized software	385	-
Total operating expenses	15,231	6,069
Loss from operations	(10,078)	(301)
Interest expense	(131)	(25)
Interest income	5	4
Other (expense) income, net	(11)	(32)
Loss from operations before income taxes	(10,215)	(354)
Income tax provision (benefit)	137	3
Net loss	$(10,352)	$(357)
Less: net income attributable to noncontrolling interest	$28	$-
Net loss attributable to Lyris, Inc.	$(10,380)	$(357)
Net loss per share basic and diluted	$(0.08)	$(0.00)
Weighted average shares outstanding used in calculating net loss per share:
Basic and diluted	130,523	121,234

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Six Months Ended
	December 31,
	2011	2010
Revenues:
Subscription revenue	$14,805	$15,579
Support and maintenance revenue	1,883	1,902
Professional services revenue	2,561	1,869
Software revenue	981	1,096
Total revenues	20,230	20,446
Cost of revenues:
Subscription, software and other services	9,647	10,201
Amortization of developed technology	367	520
Total cost of revenues	10,014	10,721
Gross profit	10,216	9,725
Operating expenses:
Sales & marketing	5,296	7,375
General and administrative	4,695	4,305
Research & development	674	723
Amortization of customer relationship and trade names	1,235	855
Impairment of goodwill	9,000	-
Impairment of capitalized software	385	-
Total operating expenses	21,285	13,258
Loss from operations	(11,069)	(3,533)
Interest expense	(188)	(33)
Interest income	9	9
Other (expense) income, net	(16)	(13)
Loss from operations before income taxes	(11,264)	(3,570)
Income tax provision (benefit)	186	-
Net loss	$(11,450)	$(3,570)
Less: net income attributable to noncontrolling interest	$36	$-
Net loss attributable to Lyris, Inc.	$(11,486)	$(3,570)
Net loss per share basic and diluted	$(0.09)	$(0.03)
Weighted average shares outstanding used in calculating net loss per share:
Basic and diluted	126,049	121,343

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	December 31,
	2011	2010
Net loss	$(10,380)	$(357)
Stock-based compensation expense	143	179
Amortization of intangible assets	1,225	524
Reversal of balance sheet reserve	-	(325)
Impairment of goodwill	9,000	-
Impairment of capitalized software	385	-
Other (income) expense, net	11	32

Non-GAAP net income (loss)	$384	$53

Net income (loss) per share basic and diluted	$0.00	$0.00

Shares used to compute net income per share:
Basic and diluted	130,523	121,234

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Six Months Ended
	December 31,
	2011	2010
Net loss	$(11,486)	$(3,570)
Stock-based compensation expense	191	476
Amortization of intangible assets	1,602	1,375
Reversal of balance sheet reserve	-	(325)
Impairment of goodwill	9,000	-
Impairment of capitalized software	385	-
Other (income) expense, net	16	13

Non-GAAP net income (loss)	$(292)	$(2,031)

Net income (loss) per share basic and diluted	$(0.00)	$(0.02)

Shares used to compute net income per share:

Basic and diluted	126,049	121,343

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended
	December 31,
	2011	2010
Net loss	$(10,380)	$(357)
Interest (income) / expense, net	126	21
Income tax (benefit) / provision	137	3
Depreciation and amortization	1,544	793

Total EBITDA	(8,573)	460

Stock-based compensation expense	143	179
Reversal of balance sheet reserve	-	(325)
Impairment of goodwill	9,000	-
Impairment of capitalized software	385	-
Other (income) expense, net	11	32

Total Adjusted EBITDA	$966	$346

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Six Months Ended
	December 31,
	2011	2010
Net loss	$(11,486)	$(3,570)
Interest (income) / expense, net	179	24
Income tax (benefit) / provision	186	-
Depreciation and amortization	2,161	1,920

Total EBITDA	(8,960)	(1,626)

Stock-based compensation expense	191	476
Reorganization and severance expense	-	1,062
Reversal of balance sheet reserve	-	(325)
Impairment of goodwill	9,000	-
Impairment of capitalized software	385	-
Other (income) expense, net	16	13

Total Adjusted EBITDA	$632	$(400)

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.